Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-117051) of Rand Logistics, Inc., of our report dated July 12, 2006 relating to the consolidated financial statements of Rand Logistics, Inc. and Subsidiaries as of March 31, 2006 and the three month period then ended, which appears in this Form 10-KSB filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ GRANT THORNTON LLP

Hamilton, Canada
July 12, 2006